Exhibit 99.3

Triumph Group, Inc.

Product Support Businesses

Combined Financial Statements

As of March 31, 2023 and For the Fiscal Year Ended March 31, 2023

Triumph Group, Inc. Product Support Businesses

Index

As of March 31, 2023 and for the fiscal year ended March 31, 2023

Page(s)

Report of Independent Certified Public Accountants	3

Combined Financial Statements

Balance Sheet	5

Statement of Operations	6

Statement of Net Parent Investment	7

Statement of Cash Flows	8

Notes to Financial Statements	9-18

Report of Independent Auditors

To the Stockholders and Board of Directors of Triumph Group, Inc.

Opinion

We have audited the combined financial statements of Triumph Group, Inc. Product Support Businesses (the Company), which comprise the combined balance sheet as of March 31, 2023, and the related combined statement of operations, net parent investment, and cash flows for the year then ended, and the related notes (collectively referred to as the “combined financial statements”).

In our opinion, the accompanying combined financial statements present fairly, in all material respects, the financial position of the Company at March 31, 2023, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free of material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

February 7, 2024

Triumph Group, Inc. Product Support Businesses

Combined Balance Sheet

As of March 31, 2023

(Dollars in thousands)

March 31,
2023
ASSETS
Current assets:
Cash and cash equivalents	$17,161
Trade and other receivables, less allowance for credit losses of $3,130	42,034
Contract assets	15,442
Inventory, net	79,593
Prepaid expenses and other current assets	3,515
Total current assets	157,745
Property and equipment, net	28,178
Deferred tax asset	5,412
Other, net	2,488
Total assets	$193,823
LIABILITIES AND NET PARENT INVESTMENT
Current liabilities:
Accounts payable	26,193
Contract liabilities	387
Finance lease obligations	63
Accrued expenses	15,437
Total current liabilities	42,080
Noncurrent finance lease obligations	96
Other noncurrent liabilities	412
Total non-current liabilities	508
Net parent investment	151,235
Total liabilities and net parent investment	$193,823

The accompanying notes are an integral part of these combined financial statements.

Triumph Group, Inc. Product Support Businesses

Combined Statement of Operations

For the year ended March 31, 2023

(Dollars in thousands)

Year ended March 31,
2023
Net sales	$248,745
Operating costs and expenses:
Cost of sales (exclusive of depreciation shown separately below)	186,038
Selling, general and administrative	30,425
Depreciation	3,322
219,785
Operating income	28,960
Other expense, net	6,344
Income before income taxes	22,616
Income tax expense	5,625
Equity method investment losses, net of tax	310
Net income	$16,681

The accompanying notes are an integral part of these combined financial statements.

Triumph Group, Inc. Product Support Businesses

Combined Statement of Net Parent Investment

For the year ended March 31, 2023

(Dollars in thousands)

Parent's Net Investment
Balance at March 31, 2022	$139,236
Comprehensive income
Net income	16,681
Net transfers to Parent	(4,682)
Balance at March 31, 2023	$151,235

The accompanying notes are an integral part of these combined financial statements.

Triumph Group, Inc. Product Support Businesses

Combined Statement of Cash Flows

For the year ended March 31, 2023

(Dollars in thousands)

Year ended March 31,
2023
Operating Activities
Net income	$16,681
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	3,322
Provision for credit losses	280
Provision for deferred income taxes	190
Changes in other assets and liabilities:
Trade and other receivables	(3,356)
Contract assets	(5,296)
Inventories	(481)
Prepaid expenses and other current assets	(760)
Accounts payable, accrued expenses, and contract liabilities	3,113
Deferred tax assets	140
Other, net	1,054
Net cash provided by operating activities	14,887
Investing Activities
Capital expenditures	(2,950)
Investment in joint venture	(272)
Net cash used in investing activities	(3,222)
Financing Activities
Finance lease obligations	(130)
Net transfers to parent	(4,682)
Net cash used in financing activities	(4,812)

Net change in cash and cash equivalents	6,853
Cash and cash equivalents at beginning of period	10,308
Cash and cash equivalents at end of period	$17,161

The accompanying notes are an integral part of these combined financial statements.

Triumph Group, Inc. Product Support Businesses

Notes to Combined Financial Statements

As of March 31, 2023 and For the Year Ended March 31, 2023

($ in 000's)

1.	BACKGROUND AND BASIS OF PRESENTATION

Description of the Business

These combined financial statements comprise the Product Support business (“TPS” or the “Company”) of Triumph Group, Inc. (“TGI” or “Parent”). TPS provides maintenance, repair and overhaul (“MRO”) services for the global commercial, regional, and military operators of aircraft components. Specifically, TPS provides MRO services to structural components, engine and airframe accessories, interior refurbishment and wheels and brakes. The Company operates three plants in the United States, Texas, Arkansas, and Kansas, and one plant in Thailand.

These combined financial statements reflect the results of operations, financial position, and cash flows of TPS described in more detail below. Unless otherwise indicated, reference in these notes to the combined financial statements (“Combined Financial Statements”) to “we”, “us,” and “our” refer to TPS and its combined operations. References to the Combined Financial Statements refer to the information included herein with respect to the historical results of operations, financial position, and cash flows of TPS.

Basis of Presentation

These Combined Financial Statements have been prepared in accordance with generally accepted accounting principles in the U.S. (“U.S. GAAP”). Historically, TPS did not operate as an independent standalone company. The combined financial statements have been derived from Parent’s historical accounting records and are presented on a carve-out basis, as if the operations had been conducted independently from Parent. All revenues and costs, as well as assets and liabilities, directly associated with the business activity of the Company are included as a component of the financial statements. The financial statements also include allocations of certain selling, general and administrative expenses from Parent’s corporate office to the Company. The allocations have been determined on a reasonable basis; however, the amounts are not necessarily representative of the amounts that would have been reflected in the financial statements had the Company been an entity that operated independently of Parent. Related party allocations are discussed further in Note 10.

As part of Parent, the Company’s domestic entities are dependent upon Parent for all of its working capital and financing requirements as Parent uses a centralized approach to cash management and financing of its domestic operations. Financial transactions relating to the Company are accounted for through the Parent investment account of the Company. Accordingly, none of Parent’s domestic cash, cash equivalents or debt have been assigned to the Company in these financial statements. Cash within the combined financial statements represent cash on hand at the Company’s international entity.

Net Parent investment represents Parent’s interest in the recorded net assets of the Company. Transactions with Parent are reflected in the accompanying Combined Statement of Net Parent Investment as net transfers to Parent and in the accompanying Combined Balance Sheet within Net parent investment.

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Actual results could differ from those estimates.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Combination

The Combined Financial Statements include certain assets and liabilities that have historically been held at the Parent level but are specifically identifiable or otherwise attributable to TPS. Net Parent Investment within the Combined Financial Statements include certain intercompany transactions between the Company and the Parent. Expenses related to corporate allocations from the Parent to the Company are considered to be effectively settled for cash in the Combined Financial Statements at the time the transaction is recorded. In addition, transactions between the Company and the Parent’s other businesses have been classified as related party, rather than intercompany, in the Combined Financial Statements. Refer to Note 10 for further discussion.

Cash and Cash Equivalents

Cash equivalents consist of highly liquid investments with a maturity of three months or less at the time of purchase. Fair value of cash equivalents approximates carrying value.

For domestic entities, cash is centrally managed by the corporate entity and the individual entities are funded through intercompany arrangements in order to meet their individual cash requirements. Transfers of cash to and from the Parent’s cash management system are reflected as a component of Net Parent Investment in the combined statements of financial position. The international entity cash is not centrally managed by the corporate entity and manages their own bank accounts.

Accordingly, the cash and cash equivalents held by the corporate entity for domestic entities were not attributed to TPS for any of the periods presented, as legal ownership remained with the Parent for each period presented, whereas the cash held internationally is reflected in the combined balance sheet.

Trade Receivables, net

Trade receivables are recorded net of an allowance for expected credit losses. Trade receivables include amounts billed and currently due from customers. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company pools receivables that share underlying risk characteristics and records the allowance for expected credit losses based on a combination of prior experience, current economic conditions and management’s expectations of future economic conditions, and specific collectability matters when they arise. The Company writes off balances against the allowance for expected credit losses when collectability is deemed remote. The Company's trade and other receivables are exposed to credit risk; however, the risk is limited due to the diversity of the customer base. For the fiscal year ended March 31, 2023, credit loss expense and write-offs were not significant.

Revenue Recognition and Contract Balances

The Company's revenue is principally from contracts with customers to provide maintenance, repair, and overhaul services on a variety of aircraft structures and components. The majority of the Company’s contracts are purchase orders that are received from customers and may be subject to the terms and conditions of long-term pricing agreements that establish general terms and conditions and may define specific requirements. The Company generally enters into agreements directly with its customers and is the principal in all current contracts.

The identification of a contract with a customer for purposes of accounting and financial reporting requires an evaluation of the terms and conditions of agreements to determine whether presently enforceable rights and obligations exist. Management considers a number of factors when making this evaluation that include, but are not limited to, the nature and substance of the business exchange, the specific contractual terms and conditions, the promised products and services, the termination provisions in the contract, as well as the nature and execution of the customer’s ordering process and how the Company is authorized to perform work. Generally, presently enforceable rights and obligations are not created until a purchase order is issued by a customer for a specified number of units of product or services. Therefore, the issuance of a purchase order is generally the point at which a contract is identified for accounting and financial reporting purposes.

Management identifies the promises to the customer. Promises are generally explicitly stated in each contract, but management also evaluates whether any promises are implied based on the terms of the agreement, past business practice, or other facts and circumstances. Each promise is evaluated to determine if it is a performance obligation. A performance obligation is a promise in a contract to transfer a distinct good or service. The Company considers a number of factors when determining whether a promise is a distinct performance obligation, including whether the customer can benefit from the good or service on its own or together with other resources that are readily available to the customer, whether the Company provides a significant service of integrating goods or services to deliver a combined output to the customer, or whether the goods or services are highly interdependent. The Company’s performance obligations consist of the manufacturing, overhaul, and repair services and the delivery of spare parts. The majority of the Company’s contracts contain a single performance obligation.

The transaction price for a contract reflects the consideration the Company expects to receive for fully satisfying the performance obligations in the contract. Typically, the transaction price consists solely of fixed consideration but may include variable consideration for contractual provisions pertaining to volume-based rebates and other receipts or payments to customers. The Company identifies and estimates variable consideration, typically at the most likely amount the Company expects to receive from its customers. Variable consideration is only included in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized for the contract will not occur, or when the uncertainty associated with the variable consideration is resolved. Consideration paid or payable to a customer is reflected as a reduction in net revenues when the amounts paid are not related to a distinct good or service at the later of when the related revenue is recognized or when the Company pays or promises to pay the consideration to the customer. The Company's contracts with customers generally require payment under normal commercial terms after delivery with payment typically required within 30 to 120 days of delivery.

The Company generally is not subject to collecting sales tax and has made an accounting policy election to exclude from the transaction price any sales and other similar taxes collected from customers. As a result, any such collections are accounted for on a net basis.

Revenue is recognized when or as control of promised products or services transfers to a customer and is recognized at the amount allocated to each performance obligation associated with the transferred products or services. Service sales, principally representing repair and maintenance activities are recognized over the contractual period or as services are rendered. Contracts with performance obligations satisfied over time are recognized using an input method. The Company recognizes revenue over time as it performs on these contracts because the customer simultaneously receives and consumes the benefit of the Company’s maintenance, repair, and overhaul services that are being performed on a customer-owned asset.

With control transferring over time, revenue is recognized based on the extent of progress toward completion of the performance obligation. The Company generally uses the cost-to-cost input method of progress for its contracts because it best depicts the transfer of control to the customer that occurs as work progresses. Under the cost-to-cost method, the extent of progress toward completion is measured based on the proportion of costs incurred to date to the total estimated costs at completion of the performance obligation. Cost estimates are largely based on historical performance trends and the level of effort to repair or overhaul aircraft components and structures.

The Company believes that the accounting estimates and assumptions made by management are appropriate.

Revenues for performance obligations that are not recognized over time are recognized at the point in time when control transfers to the customer. For performance obligations that are satisfied at a point in time, the Company evaluates the point in time when the customer can direct the use of and obtain the benefits from the products and services. Generally, the shipping terms determine the point in time when control transfers to customers. Shipping and handling activities are not considered performance obligations and related costs are included in cost of sales as incurred.

Differences in the timing of revenue recognition and contractual billing and payment terms result in the recognition contract assets and liabilities. Refer to Note 3 for further discussion.

Contingencies

Contingences are existing conditions, situations or circumstances involving uncertainty as to possible gain or loss that will ultimately be resolved when future events occur or fail to occur. Such contingencies include, but are not limited to environmental obligations, litigation, regulatory investigations and proceedings, product quality, and gains or losses resulting from other events and developments. Liabilities for loss contingencies are accrued in the amount of its best estimate for the ultimate loss when a loss is considered probable of having been incurred and is reasonably estimable. When there appears to be a range of possible costs with equal likelihood, liabilities are based on the low-end of such range. Disclosure is provided for material loss contingencies when a loss is probable but a reasonable estimate cannot be made, and when it is reasonably possible that a loss will be incurred or the amount of a loss will exceed the recorded provision. The Company regularly reviews contingencies to determine whether the likelihood of loss has changed and to assess whether a reasonable estimate of the loss or range of loss can be made. Contingencies that might result in gains are generally not accrued until the contingencies are resolved and the gain is realized or realizable.

Disputes with suppliers or customers could arise regarding unique contractual requirements, quality, costs or impacts to production schedules. If the Company is unable to successfully and equitably resolve such claims and assertions, its business, financial condition, results of operations, customer relationships and related transactions could be materially adversely affected.

In the ordinary course of business, the Company may be involved in disputes, claims and lawsuits with employees, suppliers and customers, as well as governmental and regulatory inquiries, that it deems to be immaterial. Some may involve claims or potential claims of substantial damages, fines, penalties or injunctive relief. While the Company cannot predict the outcome of any pending or future litigation or proceeding and no assurances can be given, based on the facts currently available, the Company does not believe that any pending matter will have a material effect, individually or in the aggregate, on its financial position or results of operations to the combined financial statements.

Income Taxes

The income tax provision in the combined statement of operations has been calculated as if the Company filed separate tax returns and was operating as a stand-alone business for the period presented. Therefore, cash tax payments and items of current and deferred taxes may not be reflective of the Company’s actual tax balances prior to or subsequent to the separation. The Company’s operations have historically been included in the Parent's U.S. jurisdictions to the extent consolidated returns are required in a given jurisdiction. The Company accounts for income taxes in accordance with ASC 740, “Income Taxes.” ASC 740 requires an asset and liability approach for financial accounting and reporting for income taxes. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Valuation allowances are established where management determines that it is more likely than not that some portion or all of a deferred tax asset will not be realized. Because portions of the

Company’s operations are included in the Parent's tax returns, payments to certain tax authorities are made by the Parent, and not by the Company. The Company does not maintain taxes payable to/from the Parent and the balances are deemed to settle the annual current tax payable balances immediately with the legal tax-paying entities in the respective jurisdictions. These settlements are reflected as changes in the Parent's net investment.

The Company recognizes tax benefits from uncertain tax positions only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the combined financial statements from such positions are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The Company has not recorded any unrecognized tax benefits in these stand-alone business financial statements.

3.	REVENUE RECOGNITION AND CONTRACTS WITH CUSTOMERS

Disaggregation of Revenue

The Company disaggregates revenue based on the method of measuring satisfaction of the performance obligation either over time or at a point in time. Additionally, the Company disaggregates revenue based on the end market where products and services are transferred to the customer.

The following table shows disaggregated net sales satisfied over time and at a point in time for the fiscal year ended March 31, 2023:

Year Ended March 31,
2023
Product Support
Satisfied over time	$220,067
Satisfied at a point in time	28,678
Revenue from contracts with customers	$248,745

The following table shows net sales by disaggregated end markets for the year ended March 31, 2023.

Year Ended March 31,
2023
Product Support
Commercial	$200,468
Military	48,277
Revenue from contracts with customers	$248,745

Contract Assets and Liabilities

Contract assets primarily represent revenues recognized for performance obligations that have been satisfied or partially satisfied but for which amounts have not been billed. This typically occurs when revenue is recognized over time but the Company's contractual right to bill the customer and receive payment is conditional upon the satisfaction of additional performance obligations in the contract, such as final delivery of the product. Contract assets are typically derecognized when billed in accordance with the terms of the contract. The Company pools contract assets that share underlying risk characteristics and records an allowance for expected credit losses based on a combination of prior experience, current economic conditions and management’s expectations of future economic conditions, and specific matters when they arise. Contract assets are presented net of this reserve on the accompanying combined balance sheet. For the fiscal year ended March 31, 2023, credit loss expense and write-offs related to contract assets were not significant.

Contract liabilities are recorded when customers remit contractual cash payments in advance of the Company satisfying performance obligations under contractual arrangements, including those with performance obligations to be satisfied over a period of time. Contract liabilities other than those pertaining to forward loss reserves are derecognized when or as revenue is recognized.

Contract balances are classified as assets or liabilities on a contract-by-contract basis at the end of each reporting period. The following table summarizes the Company’s contract assets and liabilities balances:

March 31, 2023
Contract assets	$15,442
Contract liabilities	(387)
Net contract asset	$15,055

The change in contract assets and liabilities were not significant in the year ended March 31, 2023.

Performance Obligations

As of March 31, 2023, the Company has the following unsatisfied, or partially unsatisfied, performance obligations that are expected to be recognized in the future as noted in the table below.

	Total	Less than 1 year	1-2 years	3 or more years
Unsatisfied Performance Obligations	$18,459	$18,412	$47	$-

4.	INVENTORIES

The Company records inventories at the lower of cost (average-cost or specific-identification method) or market. The Company expenses general and administrative costs related to products and services provided essentially under commercial terms and conditions as incurred. The Company determines the costs of inventories sold by the average cost method.

The components of inventories, net of reserves, are as follows:

March 31,
2023
Raw materials	$17,915
Work-in-process, including manufactured and purchased components	41,522
Rotable assets	20,156
Total inventories	$79,593

5.	PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost and depreciated over the estimated useful lives of the related assets using the straight-line method. Buildings and improvements are depreciated over a period of 15 to 40 years, and machinery and equipment are depreciated over a period of 7 to 15 years (except for furniture, fixtures and computer equipment, which are depreciated over a period of 3 to 10 years).

Net property and equipment is:

March 31,
2023
Land	$2,724
Construction-in-process	2,254
Buildings and improvements	27,577
Machinery and equipment	69,312
101,867
Less: accumulated depreciation	73,689
$28,178

6.	ACCRUED EXPENSES

Accrued expenses consist of the following items:

March 31,
2023
Accrued compensation and benefits	$8,135
Accrued warranties	1,024
Accrued income tax	950
Operating lease liabilities	186
Accrued royalty rebate	4,337
All other	805
Total accrued expenses	$15,437

7.	EMPLOYEE BENEFIT PLANS

Parent sponsors a defined contribution 401(k) plan for the Company’s employees, under which salaried and certain hourly employees may defer a portion of their compensation. Eligible participants may contribute to the plan up to the allowable amount as determined by the plan of their regular compensation before taxes. The Company generally matches contributions at a rate of 75% of the first 6% of compensation contributed by the participant. All contributions and Company matched contributions are invested at the direction of the employee in one or more investment options offered under the plan. Company matching contributions vest immediately and aggregated to $1,100 for the fiscal year ended March 31, 2023.

8.	INCOME TAXES

The components of income before income taxes are as follows:

Year ended March 31, 2023
Foreign	$5,411
Domestic	17,205
$22,616

The components of income tax expense are as follows:

Year ended March 31, 2023
Current:
Federal	$3,391
State	377
Foreign	1,667
5,435
Deferred:
Federal	166
State	24
190
$5,625

A reconciliation of the statutory federal income tax rate to the effective tax rate is as follows:

Year ended March 31, 2023
Statutory federal income tax rate	21%
State and local income taxes, net of federal tax benefit	1.3
Miscellaneous permanent items and nondeductible accruals	0.5
Research and development tax credit	(0.4)
Impact of foreign operations (including tax holiday, return to provision adjustments)	2.3
Other (including FIN 48)	0.2
Effective income tax rate	24.9%

The components of deferred tax assets and liabilities are as follows:

March 31, 2023
Deferred tax assets:
Inventory	$5,513
Accruals and reserves	353
Lease right-of-use assets	73
Research and development	227
Goodwill and other intangible assets	1,153
Deferred tax assets	7,319

Deferred tax liabilities:
Revenue Recognition	$433
Property and equipment	1,389
Lease liabilities	71
Prepaid expenses and other	14
Deferred tax liabilities	1,907
Net deferred tax asset	5,412

The Company follows ASC 740, Income Taxes, which prescribes a recognition threshold and measurement attribute criteria for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return, as well as guidance on derecognition, classification, interest and penalties, disclosure and transition. For purposes of these financial statements, the company has performed calculations utilizing the separate return methodology. Under this methodology, the included companies are treated as a collection of legal entities subject to filing a consolidated United States Federal tax return and state returns on a separate, sub-consolidated, or consolidated basis depending on the applicable rules in each jurisdiction. The company’s Thai entity is treated as filing its own Thai tax return.

The effective income tax rate for the fiscal year ended March 31, 2023, was 24.9%.

The Company has been granted income tax holiday as an incentive to attract foreign investment by the Government of Thailand. The tax holidays continue to expire in various years through 2026. The Company does not have any other tax holidays in the jurisdictions in which it operates. The income tax benefit attributable to the tax status of our subsidiaries in Thailand was approximately $204 in fiscal 2023.

The Company has classified uncertain tax positions as noncurrent income tax liabilities unless expected to be paid in one year.

As of March 31, 2023, the total amount of unrecognized tax benefits are not significant. The Company anticipates that total unrecognized tax benefits may be reduced by zero in the next 12 months. The Company is generally no longer subject to U.S. federal, state, or local income tax examinations, or foreign income tax examinations by tax authorities, for fiscal years ended before March 31, 2013.

As of March 31, 2023, the Company is not subject to any income tax examinations. The Company believes appropriate provisions for all outstanding issues have been made for all jurisdictions and all open years. There are no material interest and penalties accrued as of the year ended March 31, 2023.

9.	CUSTOMER CONCENTRATION

Trade and other receivables from The Boeing Company ("Boeing") represented approximately 11% of total trade and other receivables as of March 31, 2023. The Company had no other significant concentrations of credit risk. Sales to Boeing for fiscal 2023 were $36,789 of net sales or approximately 15% of net sales.

10.	RELATED PARTY TRANSACTIONS AND NET PARENT INVESTMENT

Related Party Transactions

The accompanying Combined Financial Statements are prepared on a stand-alone basis and are derived from Parent’s consolidated financial statements and accounting records. As such, transactions between the Company and the Parent have been classified as related-party transactions. All related party transactions between the Company and Parent have been included in these Combined Financial Statements. For certain transactions where there is not a history of cash settling the transactions between the Company and the Parent the related party balances are included in Net Parent Investment on the combined balance sheet. Additionally, the Company has amounts due from related parties in the amount of $27. This amount is recorded within Prepaid expenses and other current assets within the combined balance sheet.

In addition, the Company recorded royalty expense of $5,868 for the fiscal year ended March 31, 2023, which is reflected within the Combined Financial Statements. This expense relates to the rights of the Company to use the Parent logo. The Company does not have a history of cash settling these balances, as such the related party balances are included in Net Parent Investment on the combined balance sheet. The Company enters into arrangements through the ordinary course of business with the Parent and subsidiaries of the Parent. Total related party purchases made by the Company under these arrangements were $491 for the fiscal year ended March 31, 2023.

Corporate Allocations and Net Parent Investment

The combined statement of operations includes allocations for certain support functions that are incurred on a centralized basis by the Parent and subsequently recorded at the business entity level, such as departmental charges related to legal, executives, human resources, IT services, finance, tax, operations management, product compliance, etc. These expenses are incremental to certain support function costs directly attributable to the Company including for IT services, legal and compliance, finance and accounting, human resources, supply chain and procurement and commercial and business development, and have been allocated to the Company primarily based on a proportional basis of net sales or headcount. Management considers the allocation methodologies used by Parent to be reasonable and to appropriately reflect the related expenses attributable to the Company for purposes of the carve-out financial statements; however, the expenses reflected in these financial statements may not be indicative of the actual expenses that would have been incurred during the periods presented if the Company had operated as a separate entity. In addition, the expenses reflected in the financial statements may not be indicative of expenses the Company will incur in the future. During the fiscal year ended March 31, 2023, these incremental selling, general and administrative expenses and cost of sales allocations were $10,944 and $1,447, respectively.

TGI grants various employee benefits to its employees, including those of the Company, which primarily include restricted stock units. Compensation expense associated with these benefits was $352 thousand for the fiscal year ended March 31, 2023, which were included primarily in selling, general, and administrative expense of the Combined Financial Statements. These costs are charged directly to the Company based on the specific employees receiving awards.

Cash Management

The total net effect of the settlement of these intercompany transactions is reflected in the combined statements of cash flows as a financing activity and in the combined statements of financial position as Net Parent Investment.

Related Party Sales

Intercompany sales between TPS and other TGI subsidiaries were $126 for the fiscal year ended March 31, 2023.

11.	SUBSEQUENT EVENTS

On December 21, 2023, Parent entered into a sales and purchase agreement with AAR Corp to purchase the Company for $725,000.

These combined financial statements were derived from the consolidated financial statements of Parent. The Company has evaluated all events or transactions that occurred through February 7, 2024, the date these Combined Financial Statements were available for issuance, for purposes of disclosure of unrecognized subsequent events.